UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2020

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2777 Orchard Parkway, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

(408) 514-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.025 per share	CALX	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 1.01    Entry into Material Definitive Agreement.

On January 27, 2020 (the “Closing Date”), Calix, Inc., a Delaware corporation (the “Company”) entered into that certain Loan and Security Agreement (the “Loan and Security Agreement”), by and among the Company, the financial institutions party thereto from time to time as Lenders and Bank of America, N.A., a national banking association, as agent for the Lenders (in such capacity, “Agent”).

The Loan and Security Agreement provides for a revolving credit facility up to a principal amount of $35,000,000 (the “Secured Revolving Line of Credit”), including a $10,000,000 sublimit for letters of credit, with the option to increase the line of credit to up to $60,000,000 upon meeting certain conditions. No drawings were made under the Secured Revolving Line of Credit on the Closing Date.

The Secured Revolving Line of Credit matures in three years on January 27, 2023. The obligations of the Company under the Loan and Security Agreement are secured by a first priority security interest in the substantially all of the Company’s assets.

Loans under the Secured Revolving Line of Credit bear interest at a rate per annum equal to LIBOR (customarily defined) plus an applicable margin between 1.50% to 2.25% and Base Rate (customarily defined) between 0.50% to 1.25%, in each case largely based on a fixed charge coverage ratio measured at the end of each fiscal quarter (the “Applicable Margin”).

The Secured Revolving Line of Credit may be optionally prepaid or, terminated or have unutilized commitments reduced at any time without premium or penalty. In connection with the Secured Revolving Line of Credit, the Borrowers will pay an unused line fee equal to 0.375% per annum. The unused line fee decreases to 0.25% per annum when 50% or more of the Secured Revolving Line of Credit is utilized.

The Loan and Security Agreement includes covenants that place certain restrictions on the Company’s and certain subsidiaries’ ability to, among other things and subject to various exceptions, borrow secured debt or unsecured debt beyond a certain amount, create or suffer to exist any liens, sell or transfer any of the Company’s and certain subsidiaries’ assets, make distributions, liquidate, dissolve, merge, amalgamate, combine or consolidate, or become a party to certain agreements restricting the Company’s and certain subsidiaries’ ability to incur or repay debt, grant liens, make distributions, or modify loan agreements.

The availability of borrowings under the Loan and Security Agreement is subject to certain conditions and requirements, including among others, if at any time the sum of the Company’s availability is less than $5,000,000, the Company must maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 until, for 90 consecutive days, (i) no event of default exists and (ii) the Company’s availability is greater than $5,000,000.

The events of default under the Loan and Security Agreement include, among others and subject to certain exceptions, thresholds and cure periods, payment defaults, the material inaccuracy of representations or warranties, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults, a cross-default related to other indebtedness, judgments entered against the Company in an amount and change of control.

The foregoing description of the Loan and Security Agreement is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

Item 1.02    Termination of a Material Definitive Agreement.

In connection with and in advance of the closing of the Secured Revolving Line of Credit, the Company prepaid all of the outstanding obligations under its loan and security agreement with Silicon Valley Bank (the “SVB Loan Agreement”) on January 27, 2020 with its cash on hand. With such payoff, the SVB Loan Agreement and the documents entered into in connection therewith were deemed to be terminated and no longer of any force and effect. Silicon Valley Bank’s security interest in substantially all of the Company’s assets was also terminated. The Company also obtained a waiver effective as of December 31, 2019 from Silicon Valley Bank for the Company’s failure to comply with the adjusted quick ratio financial covenant during the fiscal quarter ended December 31, 2019.

Item 2.02     Results of Operations and Financial Condition.

On January 28, 2020, the Company issued a press release announcing it has publicly disseminated a stockholder letter with its financial results for the fourth quarter ended December 31, 2019. The press release is attached hereto as Exhibit 99.1. The stockholder letter, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, includes reference to the non-GAAP measures of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted common share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they primarily exclude certain non-cash charges for stock-based compensation, intangible asset amortization, restructuring benefit, U.S. tariff and tariff-related costs and loss on asset retirement, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this stockholder letter provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is contained in tabular form in Exhibit 99.2. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 28, 2020.
99.2	Stockholder Letter dated January 28, 2020 announcing financial results of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 28, 2020	CALIX, INC.

		By:	/s/ Cory Sindelar
Cory Sindelar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 28, 2020.
99.2	Stockholder Letter dated January 28, 2020 announcing financial results of the Company.

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